As filed with the Securities and Exchange Commission
                                on March 25, 1997
                          Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               CENTURA BANKS, INC.
             (Exact name of Registrant as specified in its Charter)

                                 North Carolina
         (State or other Jurisdiction of Incorporation or Organization)

                                   56-1688522
                      (I.R.S. Employer Identification No.)

           134 North Church Street, Rocky Mount, North Carolina 27804
                                 (919) 977-4400
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              Joseph A. Smith, Jr.
                     General Counsel and Corporate Secretary
                               Centura Banks, Inc.
                             134 North Church Street
                        Rocky Mount, North Carolina 27804
                                 (919) 977-4400
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                                    Copy to:
                             M. Guy Brooks III, Esq.
                            Poyner & Spruill, L.L.P.
                              Post Office Box 10096
                          Raleigh, North Carolina 27605
                                 (919) 783-2878

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

                  (Facing Page Continued on the Following Page)

                          (Continuation of Facing Page)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------



                                                 Proposed
                               Proposed          Maximum
                   Amount      Maximum           Aggregate       Amount of
Title of Shares    To Be       Aggregate Price   Offering        Registration
To Be Registered   Registered  Per Share(1)      Price(1)        Fee(1)
-------------------------------------------------------------------------------


Common Stock       500,000
(no par value)     shares        $41.25         $20,625,000      $6,250



-------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(c) and (h)(1) solely for purposes of calculating the registration fee, upon the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on March 20, 1997.

                                   PROSPECTUS



                               CENTURA BANKS, INC.

                    DIVIDEND REINVESTMENT STOCK PURCHASE PLAN


                                 500,000 Shares
                                       of
                                  Common Stock
                                 (No Par Value)
                                ----------------


         Centura Banks, Inc. (the "Company") is offering its Dividend Reinvestment Stock Purchase Plan (the "Plan") to eligible shareholders of record of its no par value Common Stock (the "Common Stock") and to all employees and directors of the Company and its subsidiaries. The Plan provides the opportunity to reinvest automatically cash dividends in shares of Common Stock and to make additional purchases of Common Stock with optional cash payments ranging from a $25 minimum to a cumulative $10,000 maximum per month per participant. The Plan is administered by Registrar and Transfer Company (the "Agent"), who will purchase shares of Common Stock as agent for the accounts of participants under the Plan on the open market or, under certain circumstances, from the Company as described herein.

         The price at which the Agent will be deemed to have acquired shares of Common Stock through dividend reinvestment or with optional cash payments for the accounts of participants under the Plan will be the average price of all shares purchased by the Agent in the open market as agent for all participants. Alternatively, if the Agent purchases Common Stock directly from the Company, the purchase price at which the Agent will be deemed to have acquired the shares will be the average of the high and the low sales prices of the Company's Common Stock on the New York Stock Exchange on the investment date, as reported in the New York Stock Exchange Composite Transactions listing of the Wall Street Journal. This Prospectus relates to 500,000 shares of Common Stock that have been registered for purchase pursuant to the Plan.

         Shareholders of record owning 100 or more shares of Common Stock and all employees and directors (including local directors) of the Company and its subsidiaries not currently participating in the Plan may enroll at any time by completing an Enrollment Form and returning it to the Agent or, for employees, to the Company. Shareholders who do not wish to participate in the Plan will receive dividends on the Common Stock, if and when declared, by check.  This Prospectus is being provided to current and
prospective participants in the Plan.  Please retain this
Prospectus for future reference.
                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         AUTHORITY NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY
           OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                 ---------------

                 The date of this Prospectus is March 25, 1997.

                              AVAILABLE INFORMATION

         The Company's principal executive offices are located at 134 North Church Street, Rocky Mount, North Carolina 27804, telephone (919) 977-4400. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements, and other information can be inspected and copied at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's public reference facilities in the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section,
Washington, D.C. 20549. The SEC also maintains an internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants like the Company that file electronically with the SEC.

         The  Common  Stock of the  Company  is  listed  on the New  York  Stock
Exchange, and such reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, relating to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The Registration Statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at the principal or regional offices of the SEC at the addresses listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are incorporated herein by reference as of their respective dates:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Current Reports of the Company on Form 8-K filed since December 31, 1996; and

         (c) The description of the Common Stock contained in the Company's Registration Statement under Section 12 of the
         Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the termination of the offering of Common Stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any information included or incorporated by reference in the Annual Report of the Company on Form 10-K in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the SEC is not incorporated herein and is not part of this Prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Requests should be directed to Shareholder Relations Department, Centura Banks, Inc., 134 North Church Street, Rocky Mount, North Carolina 27804, telephone (919) 977-8201.

                    DESCRIPTION OF THE DIVIDEND REINVESTMENT
                               STOCK PURCHASE PLAN

         The following, in question and answer form, is a description of the provisions of the Company's Dividend Reinvestment Stock Purchase Plan, as currently amended and restated (the "Plan"). This description does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan, a copy of which is attached as Appendix I to this Prospectus and is incorporated herein by reference. All recipients of this Prospectus are urged to read the Plan in its entirety. Those holders of Common Stock who do not wish to participate in the Plan will receive cash dividends, if and when declared, by check.

Purpose

         1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide eligible record owners of Common Stock and employees and directors of the Company and its subsidiaries with a simple and convenient way of investing cash dividends and optional cash payments in shares of Common Stock.

Advantages

         2.       What are the advantages of the Plan?

         Participants in the Plan may:

         (a) Reinvest automatically their cash dividends in shares of Common Stock.

         (b) Invest optional cash payments from $25 to a cumulative $10,000 per month per participant in Common Stock.

         (c) Invest the full amount of all cash dividends and optional cash payments since a fractional share is allowed to be held under the Plan.

         (d) Realize the long-range opportunity of dollar cost- averaging by purchasing Common Stock under the Plan on a regular basis.

         (e)  Avoid  cumbersome   safekeeping   requirements  through  the  free
custodial service of the Plan for shares purchased through the Plan or shares already owned that participants desire to deposit into the Plan.

         (f) Avoid the inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

Administration

         3.       Who administers the Plan for participants?

         The Company's stock transfer agent, Registrar and Transfer Company (the "Agent"), a corporation independent of, and not affiliated with, the Company, administers the Plan for participants, keeps records, sends statements of account to participants, and performs other duties related to the Plan. Shares purchased through the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan.

         All inquiries and communications regarding the Plan should include your account number and should be directed to the Agent at:

                         Registrar and Transfer Company
                           Dividend Reinvestment Plans
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                                 (800) 368-5948


         The Agent or the Company may terminate or suspend the Plan at any time by written notice to participants. The terms and conditions of the Plan may be amended by the Agent, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of the amendment (see Question 32). See Question 30 for additional information regarding the responsibilities of the Agent.

Participation

         4.       Who is eligible to participate?

         Record owners of 100 or more shares of Common Stock are eligible to enroll in the Plan. Once enrolled, a participant may continue to participate in the Plan even though his or her record ownership of shares of Common Stock may fall below 100, subject to the right of the Agent to terminate any participant's Plan account upon appropriate notice as provided in the Plan. In addition, all employees and directors (including local directors) of the Company and its subsidiaries are eligible to participate, whether or not they currently own shares. Participants enrolled in the Plan prior to its amendment and restatement effective on October 3, 1994 may continue to participate in the Plan subject to all of its terms and conditions as described herein.

         Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must become owners of record by having the number of shares they wish to enroll in the Plan (subject to the 100 share minimum) transferred into their names. Alternatively, they can make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners.

         5.       How does a shareholder or director become a participant?

         An eligible shareholder may join the Plan by completing an Enrollment Form and returning it to the Agent at the address provided in Question 3. A director may join the Plan by completing an Enrollment Form and returning it to the Accounts Payable Department, Financial Division, of the Company in Rocky Mount. Enrollment Forms may be obtained at any time by contacting the Company or the Agent.

         6.       How does an employee become a participant?

         All employees, whether or not they currently own shares, may elect to participate in the Plan by completing Part A of an Enrollment Form for employees and returning it to the Payroll Department of the Company in Rocky Mount. An employee may also elect to participate in the Plan through payroll deductions by completing Part B of the Enrollment Form. Enrollment Forms for employees may be obtained at any time by contacting the Human Resources Department of the Company in Rocky Mount. In addition, employees who are or become record shareholders of the Company may also join the Plan as provided in Question 5.

         7.       What participation options are available?

         By marking the appropriate spaces on the Enrollment Form, an eligible shareholder of record, employee, or director may choose among the following investment options for purchases of shares of Common Stock:

                  (a) To reinvest automatically cash dividends on all shares of Common Stock of which the participant is the owner of record and also to make optional cash payments in amounts ranging from a $25 minimum to a cumulative $10,000 maximum per month per participant.

                  (b) To invest only by making optional cash payments in amounts ranging from a $25 minimum to a cumulative $10,000 maximum per month per participant.

         A shareholder may not participate in the Plan with respect to less than all of the shares of Common Stock registered in the shareholder's name. However, if the shareholder has shares of Common Stock registered in more than one name, then such shareholder may elect to have the cash dividends on shares registered in one name reinvested under the Plan but decline to have the cash dividends on shares registered in the other name reinvested under the Plan.

         All shares of Common Stock purchased through the Plan, whether with reinvested dividends or optional cash payments, will be held by the Agent for participants in the Plan, and the dividends on these shares will be reinvested automatically.

         The Plan allows participants to deposit shares of Common Stock registered in their name with the Agent to be administered under the Plan (see Question 33).

         8.       When do your investments begin through the Plan?

         If an Enrollment Form specifying reinvestment of cash dividends is received by the Agent at least five business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If the Enrollment Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment following the next record date.

         Optional cash payments will be invested as specified in Question 10.

         For an employee to participate through payroll deductions, a completed Enrollment Form for employees must be received by the Payroll Department of the Company in Rocky Mount at least 30 days prior to a regular monthly payroll date in order for payroll deductions to begin in that month. For an employee electing the payroll deduction option, deductions will be made from his or her monthly pay in the amount the employee has authorized to be deducted, subject to the minimum and maximum amounts of optional cash payments allowed under the Plan (see Question 11). Deducted amounts will be invested in Common Stock on the next investment date following each payroll deduction.

         No interest will be paid on payroll deductions pending investment. You may obtain the return of any payroll deduction by written request received by the Agent not less than two business days before it is to be invested.

         9. May you change your method of participation after enrollment?

         A record shareholder, employee, or director may change an investment option at any time by completing a new Enrollment Form and returning it to the Agent or, for an employee or a director, to the Company. If you elect to participate through the reinvestment of cash dividends on shares registered in your name but later decide to participate through the optional cash payment feature only, an Enrollment Form indicating a change of options must be received by the Agent five business days prior to a particular cash dividend record date in order to stop any reinvestment of cash dividends paid on the following dividend payment date.

         Employees wishing to change the amount of any payroll deduction must submit a new Enrollment Form for employees to the Payroll Department of the Company in Rocky Mount at least 30 days prior to a regular monthly payroll date in order for the changed payroll deduction to begin in that month.

         Enrollment Forms may be obtained by contacting the Company or the Agent. The special Enrollment Form for employees may be obtained by contacting the Human Resources Department of the Company in Rocky Mount.

Optional Cash Payments

         10.      When and how can optional cash payments be made?

         Optional cash payments will be invested at least once monthly (see Question 14). Optional cash payments should be received from a participant at least five business days prior to an investment date. The payments will be applied to the purchase of shares for the account of the participant on that investment date.

         No interest will be paid on optional cash payments pending investment. Optional cash payments received later than five business days prior to the regular monthly investment date will be invested at the next regular monthly investment date. To avoid unnecessary accumulations, the Company recommends that optional cash payments be sent so they are received by the Agent shortly before the fifth business day prior to an investment date. You may obtain the return of any optional cash payment by written request received by the Agent not less than two business days before it is to be invested.

         An initial optional cash payment may be made when you join the Plan. A personal check, official bank check, or money order should be made payable to Registrar and Transfer Company and returned along with the Enrollment Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you as part of your account statement.

         You may also authorize the Agent to draft your checking account automatically for monthly optional cash payments by completing a draft authorization and returning it to the Agent at least 30 days prior to the monthly investment date. Draft authorization forms may be obtained by request to the Company or the Agent.

         Employees of the Company and its subsidiaries may also authorize payroll deductions for monthly optional cash payments (see Questions 6 and 8).

         11. What are the limitations on making optional cash payments?

         Optional  cash  payments may be made by personal  check,  official bank check, or money order, by automatic bank draft, or by payroll deduction for employees. Any optional cash payments you wish to make must be not less than a $25 minimum per month nor more than a cumulative $10,000 maximum per month. If you elect to make optional cash payments by automatic bank draft or by payroll deduction, you may also make additional optional cash payments by personal check, official bank check, or money order, subject to the foregoing limitations. Any number of optional cash payments may be made, subject to the foregoing limitations, and there is no obligation to make any optional cash payment at any time.

         Optional cash payments made by personal check, official bank check, or money order need not be in the same amount of money each time. However, should you elect to make optional cash payments through automatic bank draft, the draft must be in the same amount each month and will continue until you notify the Agent in writing that you wish to change the amount or terminate the automatic bank draft.

         Should an employee elect to make optional cash payments through automatic payroll deduction, the deduction must be in the same amount each month and will continue until the employee notifies the Company in writing that the employee wishes to change the amount or terminate the automatic payroll deduction.

Costs

         12. Are there any expenses to participants in connection with purchases or sales through the Plan?

         All brokerage commissions or fees for purchases made through the Plan on the open market will be included as part of the average price per share of Common Stock purchased by the Agent for the accounts of participants under the Plan. A participant's share of brokerage commissions should be less than the normal brokerage commissions on small transactions, since the Agent will buy shares in volume for all participants, and commission savings will be passed on to the individual Plan participants. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company. All administrative costs of the Plan will be paid by the Company. If you request that the Agent arrange a sale of shares held by the Plan for you, a brokerage commission will be deducted from the proceeds of the sale by the independent broker-dealer selected by the Agent (see Questions 16 and 17).

Purchases

         13. How many shares of Common Stock will be purchased for participants, and what is the source of shares purchased through the Plan?

         The number of shares purchased for your account, including a fractional share computed to four decimal places, will be equal to the total amount invested by you (the amount of cash dividends reinvested and any optional cash payments), divided by the purchase price per share (see Question 15).

         Shares purchased through the Plan will generally be purchased by the Agent in the open market as agent for participants under the

Plan. The Company will not exercise any direct or indirect control over the prices or timing of purchases made by the Agent on the open market.

         Alternatively, the Company may elect to sell shares to the Agent pursuant to the Plan. If the Company elects to sell shares to the Agent, it must notify the Agent of its election to do so at least 10 days prior to the investment date.

         14. When will shares of Common Stock be purchased through the Plan?

         Purchases of shares with reinvested dividends and with optional cash payments will generally be made on the regular monthly investment date, which is the 15th day of each month. If the 15th day of any month is not a business day, shares will generally be purchased on the next business day. If you elect to make optional cash payments by automatic bank draft, your account will be drafted on the 10th day of the month. If the 10th day of any month is not a business day, your account will generally be drafted on the next business day.

         The Agent will use every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt, unless such investments are restricted by any applicable state or federal securities laws. No interest will be paid on dividends pending reinvestment.

         The Agent in its sole discretion will determine the exact timing of purchases made on the open market for allocation to the accounts of participants under the Plan, as well as the number of shares to be so purchased at any time, depending on the amount to be invested, market conditions, and the requirements of applicable securities laws. If for any reason the Agent is precluded from acquiring shares of Common Stock for 90 consecutive days, the Agent will remit all cash in a participant's Plan account to the participant after such 90th day.

         You will become the owner of the shares purchased for you through the Plan on the investment date. However, for federal income tax purposes, the holding period will commence on the following day (see Question 24).

         15. At what price will shares of Common Stock be purchased through the Plan?

         The price at which the Agent will be deemed to have acquired shares for a participant's account under the Plan will be the average price of all shares purchased by the Agent on the open market as agent for all participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among participants.

         If the Agent purchases shares directly from the Company for participants under the Plan, the purchase price at which the Agent will be deemed to have acquired the shares will be the average of the high and low sales prices of the Company's shares on the New York Stock Exchange on the investment date, as reported in the New York Stock Exchange Composite Transactions listing of the Wall Street Journal. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company.

Sale of Plan Shares

         16.      How may you sell your shares of Common Stock?

         You can sell your shares of Common Stock held under the Plan in either of two ways. First, you may request certificates for your full shares and arrange for the sale of these shares through a broker-dealer of your choice (see Question 20). Alternatively, you may request that the Agent sell for you some or all of your shares held by the Plan. The Agent will sell shares for you through broker-dealers selected by the Agent in its sole discretion. All broker-dealers used by the Agent for these sales will be independent of, and not affiliated with, the Agent. If you request that the Agent arrange for the sale of your shares, you will be charged a commission by the broker-dealer selected by the Agent, which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions and other costs of sale.

         17.      When will shares of Common Stock be sold?

         If you elect to receive cash for your shares held under the Plan, the Agent will sell such shares as your agent as soon as practicable after receipt of your written request. Payment will be made by check and mailed to you as soon as practicable after the sale.

         The Agent will use its best efforts to sell your shares on the open market within 10 business days after receipt of written instructions from you to such effect or as soon as otherwise practicable. There can be no assurances with respect to the ability of the Agent to sell your shares or the price, timing, or terms on which a sale may be made. The Company and the Agent have no obligation under the Plan, and assume no responsibility, to purchase full shares credited to your Plan account if such shares cannot be sold by the Agent.

Dividends

         18. Will participants be credited with dividends on shares held in their Plan accounts?

         The Agent will receive the cash dividends (less the amount of tax withheld, if any) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of full shares and any fractional share held. These dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. Participants who wish to receive dividends in cash on shares purchased through the Plan must request certificates for those full shares (so that they will be registered in their own name) and change their investment option under the Plan to eliminate dividend reinvestment on their shares (see Questions 9 and 20).

Reports to Participants

         19.      What reports will be sent to participants in the Plan?

         As soon as practicable after each transaction, you will receive a statement showing account information, including amounts invested, purchase and/or sale prices, and shares purchased and/or sold. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual reports to shareholders, notices of shareholders' meetings, proxy statements, and information for income tax reporting.

Certificates

         20. Will certificates be issued for shares of Common Stock purchased through the Plan?

         Certificates for shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares credited to your Plan account will be issued to the Agent or its nominee as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft, or destruction of stock certificates and reduces the costs to be borne by the Company.

         A certificate for any number of full shares credited to your Plan account will be issued upon written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent.

         Certificates for a fractional share will not be issued under any circumstances.

         Shares credited to your account may not be assigned or pledged in any way. If you wish to assign or pledge the full shares credited to your account, you must request that certificates for those shares be issued in your name.

         Plan accounts will be maintained in the name in which your certificates are registered at the time you enter the Plan. Certificates for full shares will be registered in the same manner when issued to you.

Termination of Participation

         21.      How can participation in the Plan be terminated?

         The Plan is entirely voluntary. You may terminate your participation in the Plan at any time by notifying the Agent in writing.

         If your notice of termination is received by the Agent less than five business days prior to a cash dividend record date, that cash dividend will be reinvested for your account. Your account will then be terminated, and all subsequent cash dividends on those shares will be paid to you.

         When electing to terminate participation in the Plan, any optional cash payment received before the Agent receives your notice of termination will be invested for your account unless you specifically request return of the payment prior to two business days before the next investment date.

         Upon the termination of your participation in the Plan, you may direct the Agent to sell all full and fractional shares in your account or receive a certificate for all full shares and cash for any fractional share (see Question
16). If written notification is not received by the Agent upon such termination, certificates for full shares credited to your account under the Plan will be issued to you, and a cash payment will be made to you for any fractional share.

         22. If you are an employee, what happens if you terminate your employment with the Company or one of its subsidiaries?

         Termination of employment does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for an employee who leaves the Company or one of its subsidiaries will continue to be reinvested until the former employee terminates participation in the Plan. Of course, optional cash payments through payroll deductions will no longer be possible once the employee terminates employment.

         23. What happens if a participant in the Plan dies or becomes legally incapacitated?

         Upon receipt by the Agent of notice of death or adjudicated incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and cash held by the Plan for the participant will be delivered to the appropriate person upon receipt of evidence satisfactory to the Agent of the appointment of a legal representative and instructions from the representative regarding delivery.

Tax Information

         24. What are the federal income tax consequences of participating in the Plan?

         Distributions by the Company to shareholders will generally be taxed as ordinary dividend income. If open market purchases of shares of Common Stock are made for you through the Plan with reinvested cash dividends, you will be deemed to have received a taxable dividend in the amount of the cash dividend reinvested. Your tax basis in these shares acquired on the open market will equal the amount of the cash dividend.

         Additional shares of Common Stock acquired for you through the Plan directly from the Company with reinvested cash dividends will be treated for federal income tax purposes as having been received by you in the form of a taxable stock distribution. As a result, an amount equal to the fair market value on the investment date of the shares acquired directly from the Company with reinvested cash dividends will be treated as a dividend paid to you. This fair market value will be based on the average of the high and low trades for the shares on the investment date. The tax basis of the shares acquired directly from the Company with such reinvested dividends will also equal the fair market value of the shares on the investment date.

         You will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock. The tax basis of shares purchased on the open market with an optional cash payment will be the amount of such payment. The tax basis of shares purchased directly from the Company with an optional cash payment will be the fair market value of the shares on the investment date.

         The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day following the investment date.

         You will not realize any taxable income when you receive certificates for full shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when full shares acquired under the Plan are sold or exchanged for you and when you receive the cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof.

         An employee who participates in the Plan through payroll deductions will have the same federal income tax obligations with respect to the payroll deductions as he or she would otherwise have had if the money were not deducted. A participating employee will be treated for federal income tax purposes as having received the full amount of his or her salary for that pay period, even though the employee actually received that amount less the payroll deduction.

         For foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, and any other participant for whom federal income tax withholding on dividends is required, an amount equal to the cash dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock through the Plan. Foreign shareholder participants are urged to consult their legal advisors with respect to any local exchange, control, tax, or other law or regulation that may affect their participation in the Plan. The Company and the Agent assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

         The foregoing is only an outline of the Company's understanding of some of the applicable federal income tax provisions. The outline is general in nature and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, you should consult your own tax advisors.

Other Information

         25. What happens if a participant sells a portion of the shares of Common Stock registered in the participant's name?

         If you have authorized the reinvestment of cash dividends on shares registered in your name and then dispose of a portion of those shares, the cash dividends on the remaining shares will continue to be reinvested.

         26. What happens when a participant sells or transfers all of the shares registered in his or her name or stops all purchases?

         If you dispose of all shares registered in your name with respect to which you participate in the Plan or stop purchases through optional cash payments, the cash dividends on the shares credited to your Plan account that remain in the Plan will continue to be reinvested. If you cease to be a record owner of any shares of Common Stock (other than by depositing shares into the Plan as provided in Question 33), the Agent, in its discretion, may request your instructions on the disposition of stock in your Plan account. If the Agent does not receive such instructions from you within 30 days, the Agent, in its discretion, may terminate your Plan account.

         27. If the Company has a rights offering, how will rights on the Plan shares be handled?

         No preemptive rights attach to the Common Stock of the Company. If the Company, nevertheless, makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to participants based on the number of shares (including any fractional interests to the extent practicable) held in their Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

         28. What happens if the Company issues a stock dividend or declares a stock split?

         Any stock dividends or split shares in the form of Common Stock distributed by the Company on shares of Common Stock held for your Plan account will be credited to your account in the Plan. Any other non-cash dividend distributed by the Company on shares of Common Stock held for your Plan account will be distributed to you.

         A stock dividend or split shares distribution in the form of Common Stock will increase automatically by that amount the number of shares held in your name on which cash dividends are reinvesting.

         29. How will a participant's shares be voted at meetings of shareholders?

         No shares held under the Plan will be voted by the Agent.

         You will receive a proxy indicating the total number of shares of your Common Stock, including shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account.

         If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those registered in your name and those held for you under the Plan, will be voted as marked.

         If your proxy is returned properly signed but without indicating instructions on the manner in which shares are to be voted with respect to any item thereon, all of your shares, including those registered in your name and those held for you under the Plan, will be voted in accordance with the recommendations of the management of the Company.

         If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

         30. What is the responsibility of the Company and the Agent for the Plan?

         The Agent has no responsibility with respect to the preparation and the contents of this Prospectus. Neither the Company nor the Agent or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which shares of Common Stock are purchased or sold for the participant's account or the terms on which such purchases or sales are made, or (iii) fluctuations in the market value of the Common Stock.

         Neither the Company nor the Agent can assure any participant of a profit or protect any participant against a loss from the shares purchased or sold through the Plan. Shares of the Common Stock purchased under the Plan are not deposit accounts of Centura Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization. An investment in the Common Stock is, as are all equity investments, subject to significant market fluctuations. The Company can neither control purchases by the Agent under the Plan nor guarantee that dividends on the Common Stock will not be reduced or eliminated.

         The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

         31.      Who regulates and interprets the Plan?

         The Company and the Agent reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretation or regulation will be final. The Plan, related Plan documentation, and Plan accounts will be governed by and construed in accordance with the laws of the State of North Carolina.

         32.      May the Plan be changed or discontinued?

         While the Company hopes to continue a dividend reinvestment and stock purchase plan indefinitely, the Company and the Agent reserve the right to terminate or suspend the Plan at any time by written notice to the participants. The terms and conditions of the Plan may also be amended by the Agent, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. The Company may amend the Plan by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. Notwithstanding the foregoing, such amendments to the Plan as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made by the Agent prior to notice to each participant.

         33. Can a participant send his or her Common Stock certificates to be credited to his or her Plan account?

         A participant can transfer any shares of Common Stock held of record to the Agent to be held for his or her Plan account. A participant desiring to transfer any shares into the Plan should mail them by certified or registered mail to the Agent with a note requesting that they be so credited. This additional service protects against the loss, theft, or destruction of a participant's stock certificates.

                                 USE OF PROCEEDS

         The Company does not know either the number of shares that ultimately will be purchased from the Company through the Plan or the prices at which the shares will be sold. The Company intends to add the net proceeds of any such sales to the general funds of the Company to be available for general corporate purposes.

                                 INDEMNIFICATION

         Directors and officers of the Company are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and the Company's Bylaws. The Company has purchased a standard liability insurance policy, which, subject to the limitations set forth in the policy, indemnifies the Company's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error, or omission committed while acting in their official capacity. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Poyner & Spruill, L.L.P., counsel to the Company. Charles T. Lane, a partner with Poyner & Spruill, L.L.P., is a director of the Company. As of December 31, 1996, Mr. Lane owned beneficially 26,666 shares of Common Stock, including 8,928 shares issuable upon the exercise of outstanding stock options, and other members of the firm owned, in the aggregate, 37,492 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of Centura Banks, Inc. and subsidiary as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   Appendix I


                               CENTURA BANKS, INC.
                    DIVIDEND REINVESTMENT STOCK PURCHASE PLAN
                             AS AMENDED AND RESTATED
                                FEBRUARY 19, 1997


         The purpose of this Dividend Reinvestment Stock Purchase Plan ("Plan") of Centura Banks, Inc. is to provide the holders of record of the common stock ("Common Stock") of Centura Banks, Inc. ("Corporation") with a simple and convenient method of investing cash dividends and optional cash payments in shares of the Common Stock of the Corporation. The Plan is set forth in the following terms and conditions:

         1. Holders of record of 100 or more shares of Common Stock and all employees and directors (including local directors) of the Corporation and its subsidiaries are eligible to enroll in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names. Participants enrolled in the Plan prior to its amendment and restatement effective on October 3, 1994 may continue to participate in the Plan subject to the terms and conditions set forth herein.

         2. An eligible holder of record of Common Stock or any employee or director of the Corporation and its subsidiaries may elect to become a participant in the Plan ("Participant") by returning to Registrar and Transfer Company ("Agent") a properly completed Authorization Card in the form attached herewith. The completed Authorization Card appoints the Agent as agent for the Participant and:

         a. authorizes the Corporation to pay to the Agent for the Participant's account all cash dividends payable on the Common Stock which the Participant has enrolled in the Plan;

         b. authorizes the Agent as agent to retain for credit to the Participant's account any cash dividends and any shares of Common Stock distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to the Participant's account and to distribute to the Participant any other non-cash dividend paid on such Plan Shares; and

         c. authorizes the Agent as agent to apply such cash dividends and/or any optional cash payments made by the Participant pursuant to Paragraph 5 of the Plan to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

         3. After receipt of the properly completed Authorization Card, the Agent will open an account under the Plan as agent for the Participant and will credit to such account:

         a. all cash dividends received by the Agent from the Corporation on shares of Common Stock registered in the Participant's name and enrolled in the Plan by the Participant, commencing with the first such dividends paid after receipt of the Authorization Card by the Agent, provided that the Authorization Card is received at least 5 business days prior to the record date of the dividend;

         b. all optional cash payments received from the Participant pursuant to Paragraph 5 of the Plan;

         c. all full or fractional Plan Shares purchased for the Participant's account after making appropriate deduction for the purchase price of such shares;

         d. all cash dividends received by the Agent on any full or fractional Plan Shares credited to the Participant's account;

         e. any shares of Common Stock distributed by the Corporation as a dividend or otherwise on Plan Shares credited to the Participant's account; and

         f. any shares of Common Stock transferred by the Participant pursuant to Paragraph 11 of the Plan.

         4. Cash dividends credited to a Participant's account will be commingled with the cash dividends credited to all accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Corporation. The price at which the Agent shall be deemed to have acquired shares for the Participant's account shall be the average price of all shares purchased by it as agent for all Participants with the proceeds of a single cash dividend in the open market. If the Agent purchases newly issued shares directly from the Corporation, the purchase price at which the Agent shall be deemed to have acquired the shares shall be the average of the high and the low trades in the Corporation's shares on the investment date as reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. If the Corporation elects to sell shares to the Agent, it must notify the Agent of its election to do so at least 10 days prior to the investment date. A Participant's account will be credited with fractional shares computed to four decimal places. The Agent will make every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after such receipt except where, in the opinion of the Agent's counsel, such investments are restricted by any applicable state or federal securities law. All dividends will be held pending investment in a non-interest bearing account maintained by the Agent.

         5. The Participant may at any time deposit with the Agent for credit to his account optional cash payments in amounts not less than $25 and not to exceed $10,000 per month. Each optional cash payment must be accompanied by the Stock Purchase Form furnished by the Agent. The Agent will commingle the funds credited to a Participant's account with optional cash payments credited to all accounts under the Plan and will apply such funds to the purchase of shares of Common Stock. Optional cash payments will be invested at least once monthly. Optional cash payments received later than 5 business days prior to the regular monthly investment date will be invested at the next regular monthly investment date or the next dividend reinvestment date, if that date occurs earlier, and if the optional cash payments are received no later than 5 business days prior to that date.

         Pending investment, all optional cash payments will be held in a non-interest bearing account maintained by the Agent. Any description of the Plan distributed to Participants will advise that Participants may therefore wish to delay transmittal of optional cash payments until shortly before the regular monthly investment date or the dividend reinvestment date while still allowing enough time for the Agent to receive the funds 5 business days prior to such date.

         A Participant may obtain a refund of his uninvested optional cash payment upon written request to the Agent received not less than 2 business days prior to the time when such optional cash payment would otherwise be applied to the purchase of Plan Shares.

         6. If for any reason the Agent is precluded from acquiring shares of the Corporation's Common Stock for 90 consecutive days the Agent shall remit all cash in the Participant's account to the Participant promptly after such 90th day.

         7. The Agent will mail to each Participant as soon as practicable a statement confirming each purchase of Common Stock made for his account.

         8. The Agent may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. A
Participant may request certificates for any full shares credited to his account at any time. A Participant may also make a blanket request that all certificates for full shares be delivered to him at regular intervals although the Agent reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome. No certificates will be delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participant. Certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Corporation for the registration of a transfer of the Common Stock of the Corporation.

         9. It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Agent will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan, and such information will be provided to the Participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to Participants whose dividends are subject to Federal income tax withholding, the Agent will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the dividends prior to investment.

         10. The Agent will forward, as soon as practicable, any proxy solicitation materials to the Participant. The Agent will vote any full and/or fractional Plan Shares that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a properly completed and signed proxy the Agent will not vote such shares.

         11. A Participant may transfer any issued shares of Common Stock held of record in the Participant's name to the Agent or its nominee, and such shares will be held by the Agent for the Participant's account as Plan Shares subject to the terms and conditions of this Plan.

         12. A Participant may terminate his account at any time by giving a written notice of termination to the Agent. Any such notice of termination received by the Agent less than 5 business days prior to a dividend record date will not become effective until dividends paid on the dividend payment date have been invested. The Agent may terminate a Participant's account by mailing a 30-day written notice of termination to the Participant at his last address of record with the Agent. Upon termination, the Participant may elect in writing to receive certificates representing the full Plan Shares credited to his account and cash in lieu of fractional shares or he may elect in writing to receive cash for all the full and fractional Plan Shares credited to his account. If no written election is made at the time the Agent receives the written notice of termination from the Participant or prior to expiration of the 30-day notice period when the Agent terminates a Participant's account, certificates will be issued for all full Plan Shares and the Participant will receive cash for any fractional shares.

         If a Participant elects to receive cash from the Plan Shares credited to his account, the Agent, as the Participant's agent, will, as soon as practicable after receipt of a written request, sell such Plan Shares and deliver to him the proceeds of such sale, less any brokerage commissions and any other costs of sale. Any full shares and fractional interests in shares may be aggregated and sold with those of other terminating Participants. The proceeds of each Participant, in such case, will be the average sales price of all shares so aggregated and sold, less his pro rata shares of any brokerage commissions and other costs of sale.

         In all terminations, fractional interests held in the Participant's account and not otherwise aggregated and sold will be paid for in cash at a price deemed to be the closing sale price per share of the Corporation's Common Stock as reported by the principal stock exchange or other appropriate market as determined by the Agent, on which the stock is traded on the date of receipt by the Agent of the notice of termination or, if the stock is not traded on the date of such receipt, such closing sale price on the next prior date that it was so traded.

         13. If at any time a Participant ceases to be a record holder of Common Stock other than by transfer of shares to the Agent to be held for his account pursuant to Paragraph 11, the Agent, in its discretion, may mail a written notice to such Participant requesting instructions as to the disposition of stock in the Participant's account under the Plan. If within 30 days of mailing such notice the Agent does not receive instructions from the Participant, the Agent may, in its discretion, terminate the Participant's account.

         14. The Participant shall notify the Agent promptly in writing of any change of address. Notices or statements from the Agent to the Participant may be given or made by letter addressed to the Participant at his last address of record with the Agent and any such notice or statement shall be deemed given or made when received by the Participant or 5 days after mailing, whichever occurs earlier.

         15. The Participant shall not sell, pledge, hypothecate, assign, or transfer any Plan Shares held for his account by the

Agent, nor shall the Participant have any right to draw checks or drafts against his account. The Agent has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his account except as expressly provided under the terms and conditions of the Plan.

         16. The Corporation will either pay directly or reimburse the Agent for the costs of administering the Plan, including but not limited to, the costs of purchasing fractional shares, the costs of printing and distributing Plan literature to record holders of Common Stock and employees and directors of the Corporation and its subsidiaries, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements, and other notices to Participants and reasonable clerical expenses associated therewith.

         17. Neither the Agent nor its nominee(s) shall be liable hereunder for any act or omission to act by the Corporation, and neither the Corporation nor the Agent or its nominee(s) shall be liable hereunder for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Agent; or
(b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's account. The Corporation further agrees to indemnify and hold harmless the Agent and its nominee(s) from all taxes, charges, expenses, assessments, claims, and liabilities, and any costs incident thereto, arising under federal or state law from the Agent's or the Corporation's acts or omissions to act in connection with this Plan; provided that neither the Agent nor its nominee(s) shall be indemnified against any liability or costs incident thereto arising out of the Agent's or its nominee's own willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Plan.

         18. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Agent as the independent agent of the Participant and that neither the Corporation nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made. It is further understood that the Agent will continue to operate the Plan only so long as the Agent neither directly or indirectly controls or is controlled by the Corporation or its affiliates and is not under common control with the Corporation or its affiliates. The Agent and the Corporation agree that, if any person serves simultaneously as a director of the Agent or an affiliate of the Agent and also as a director of the Corporation or an affiliate of the Corporation, such director will undertake to abstain from participating in any decisions relating to the Plan or the purchase or sale of securities pursuant to the Plan.

         19. The Agent or the Corporation may terminate or suspend the Plan at any time by written notice to the Participants. The terms and conditions of this Plan may be amended by the Agent, with the concurrence of the Corporation, at any time by mailing of an appropriate notice at least 30 days prior to the effective date thereof to the Participant at his last address of record with the Agent. No waiver or modification of the terms or conditions of the Plan shall be deemed to be made by the Agent unless in writing signed by an authorized representative of the Agent, and any waiver or modification shall apply only to the specific instance involved. The Corporation has the authority to amend this Plan by mailing an appropriate notice at least 30 days prior to the effective date of such amendment to the Participant at his last address of record with the Agent. It is understood, however, that such amendments as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made by the Agent prior to notice to each Participant.

         20. The Corporation and the Agent have the authority to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. Any such interpretation or regulation will be final. This Plan, the Authorization Card incorporated herein and made by this reference a part of this Plan, and the accounts of Participants maintained by the Agent under this Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

                     [Left Side of Back Cover of Prospectus]

                   No dealer, salesman or any other person has
                  been authorized to give any information or to
                 make any representations other than those con-
                tained in this Prospectus in connection with the
                 offer made by this Prospectus and, if given or
                 made, such information or representations must
                  not be relied upon as having been authorized
                  by the Company. Neither the delivery of this
                  Prospectus nor any sale made hereunder shall
                  under any circumstances create an implication
                 that there has been no change in the affairs of
                     the Company since the date hereof. This
                   Prospectus does not constitute an offer or
                solicitation by anyone in any state in which such
               offer or solicitation is not authorized or in which
                 the person making such offer or solicitation is
                not qualified to do so or to anyone to whom it is
                  unlawful to make such offer or solicitation.
                                 ---------------

                                TABLE OF CONTENTS

                                                                           Page

Available Information . . . . . . . . . . . .
Incorporation of Certain Documents
         by Reference . . . . . . . . . . . . . .
Description of the Dividend Reinvestment
         Stock Purchase Plan . . . . . . . . . . .
                  Purpose . . . . . . . . . . . . . .
                  Advantages . . . . . . . . . . . . .
                  Administration . . . . . . . . . . .
                  Participation . . . . . . . . . . .
                  Optional Cash Payments . . . . . . .
                  Costs . . . . . . . . . . . . . . .
                  Purchases . . . . . . . . . . . . .
                  Sale of Plan Shares . . . . . . . .
                  Dividends . . . . . . . . . . . . .
                  Reports to Participants . . . . . .
                  Certificates . . . . . . . . . . . .
                  Termination of Participation . . . .
                  Tax Information . . . . . . . . . .
                  Other Information . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . .
Indemnification . . . . . . . . . . . . . . .
Legal Opinion . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . .
Appendix I - Dividend Reinvestment
         Stock Purchase Plan . . . . . . . . . .  I-1

                    [Right Side of Back Cover of Prospectus]









                       [CENTURA LOGO] CENTURA BANKS, INC.

                                    --------

                              DIVIDEND REINVESTMENT

                               STOCK PURCHASE PLAN

                                    --------






                                  Common Stock
                                 (No Par Value)









                                   ----------

                                   PROSPECTUS
                                   ----------






                                 March 25, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following expenses will be incurred by the Registrant in connection with the issuance and sale of the securities being registered:

         SEC Filing Fee                           $  6,250
         Printing*                                $ 50,000
         Accounting Fees*                         $  2,500
         Legal Fees and Expenses*                 $  2,500
         Blue Sky Fees and Expenses*              $  1,000
         Miscellaneous*                           $  2,000

         TOTAL                                    $ 64,250
         --------------------------
         *Estimated

Item 15.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

         Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director; and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         In addition and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         As permitted by the North Carolina statutory provisions explained above, Article IX, Section 4 of the Bylaws of the Registrant provides as follows:

              Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the Board may provide such indemnification for other employees and agents of the Corporation as it deems appropriate.

                  The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him in connection with any such action, suit, or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit, or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

                  Expenses incurred by a director in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any provision in the Bylaws or by an applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

                  The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

                  Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

                  The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. ss.55-8-51 (or its successor).

         As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

         The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 16.  Exhibits.

Exhibit No.          Description                                Reference

   4.1               Excerpts from the Registrant's            Incorporated
                     Articles of Incorporation and             by Reference
                     Bylaws relating to rights of
                     holders of the Registrant's
                     capital stock (incorporated by
                     reference to Exhibit 4 of the
                     Registrant's Form S-4 Registra-
                     tion Statement No. 33-33773
                     originally filed with the Commis-
                     sion on March 8, 1990).

   4.2               The Registrant's Dividend Reinvestment    Filed
                     Stock Purchase Plan, as amended and       herewith
                     restated (included as Appendix I to
                     the Prospectus filed as part of this
                     Registration Statement).

   4.3               The Registrant's Dividend Reinvestment    Incorporated
                     Stock Purchase Plan Enrollment Form       by Reference
                     (incorporated by reference to the
                     identified exhibit of the Registrant's
                     Post-Effective Amendment No. 1 to
                     Registrant's Form S-3 Registration
                     Statement No. 33-33773 originally
                     filed with the Commission on
                     September 2, 1994).

   4.4               The Registrant's Dividend Reinvestment   Incorporated
                     Stock Purchase Plan Enrollment Form for by Reference Employees (incorporated by reference to the identified exhibit of the

                      Registrant's Post-Effective Amendment
                     No. 1 to Registrant's Form S-3
                       Registration Statement No. 33-33773
                      originally filed with the Commission
                             on September 2, 1994).

   4.5               The Registrant's Dividend Reinvestment   Incorporated
                     Stock Purchase Plan Shareholder          by Reference
                     Authorization Agreement (incorporated
                     by reference to the identified exhibit
                     of the Registrant's Post-Effective
                     Amendment No. 1 to Registrant's Form
                     S-3 Registration Statement No. 33-33773
                     originally filed with the Commission
                     on September 2, 1994).


   4.6               The Registrant's Dividend Reinvestment   Incorporated
                     Stock Purchase Plan Brochure             by Reference
                     (incorporated by reference to the
                     identified exhibit of the Registrant's
                     Post-Effective Amendment No. 1 to
                     Registrant's Form S-3 Registration
                     Statement No. 33-33773 originally
                     filed with the Commission on
                     September 2, 1994).

   5                 Opinion of Poyner & Spruill, L.L.P.      Filed
                                                              herewith

   23.1              Consent of Poyner & Spruill, L.L.P.      Filed
                     (included in Exhibit 5).                 herewith

   23.2              Consent of KPMG Peat Marwick LLP.        Filed
                                                              herewith

   24                Power of Attorney from Certain           Filed
                     Directors and Officers of                herewith
                     Registrant.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, State of North Carolina, on the 24th day of March, 1997.

                                            CENTURA BANKS, INC.
                                            Registrant


                                            By:             *
                                                     Cecil W. Sewell, Jr.
                                                     Chairman of the Board and
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Capacity                       Date

         *                            Director, Chairman,
Cecil W. Sewell, Jr.                  Chief Executive
                                      Officer and President

         *                            Director
Robert R. Mauldin

         *                            Director
Frank L. Pattillo

         *                            Director
William W. Wilkerson

         *                            Chief Financial
Steven J. Goldstein                   Officer

         *                            Chief Accounting
Ann K. Lawson                         Officer

                                      Director
J. Richard Futrell, Jr.

         *                            Director
H. Tate Bowers

         *                            Director
William H. Kincheloe

         *                            Director
O. Tracy Parks, III

         *                            Director
Richard H. Barnhardt

         *                            Director
Charles T. Lane

         *                            Director
Thomas A. Betts, Jr.

                                      Director
C. Wood Beasley

         *                            Director
Alexander P. Thorpe, III

         *                            Director
William H. Redding, Jr.

         *                            Director
John H. High

         *                            Director
Ernest L. Evans

         *                            Director
Robert L. Hubbard

         *                            Director
Charles M. Reeves, III

         *                            Director
William D. Hoover

         *                            Director
Jack A. Moody

         *                            Director
Dr. Michael K. Hooker


         *                            Director
Joseph H. Nelson

         *                            Director
George T. Stronach III

         *                            Director
Joseph L. Wallace, Jr.


         *                            Director
Charles P. Wilkins

         *                            Director
Dean E. Painter, Jr.


*By:/s/ Joseph A. Smith, Jr.
    Joseph A. Smith, Jr.,
    Attorney-In-Fact                  March 24, 1997

                                  EXHIBIT INDEX


Exhibit No.            Description                               Reference

   4.1                 Excerpts from the Registrant's            Incorporated
                       Articles of Incorporation and             by Reference
                       Bylaws relating to rights of
                       holders of the Registrant's
                       capital stock (incorporated by
                       reference to Exhibit 4 of the
                       Registrant's Form S-4 Registra-
                       tion Statement No. 33-33773
                       originally filed with the Commis-
                       sion on March 8, 1990).

   4.2                 The Registrant's Dividend Reinvestment    Filed
                       Stock Purchase Plan, as amended and       herewith
                       restated (included as Appendix I to
                       the Prospectus filed as part of this
                       Registration Statement).

   4.3                 The Registrant's Dividend Reinvestment    Incorporated
                       Stock Purchase Plan Enrollment Form       by Reference
                       (incorporated by reference to the
                       identified exhibit of the Registrant's
                       Post-Effective Amendment No. 1 to
                       Registrant's Form S-3 Registration
                       Statement No. 33-33773 originally
                       filed with the Commission on
                       September 2, 1994).

   4.4                 The Registrant's Dividend Reinvestment    Incorporated
                       Stock  Purchase  Plan  Enrollment Form    by Reference
                       for Employees  (incorporated  by
                       reference to the  identified exhibit of
                       the Registrant's Post-Effective Amendment
                       No. 1 to Registrant's Form S-3
                       Registration Statement No. 33-33773
                       originally filed with the Commission
                       on September 2, 1994).

   4.5                 The Registrant's Dividend Reinvestment    Incorporated
                       Stock Purchase Plan Shareholder           by Reference
                       Authorization Agreement (incorporated
                       by reference to the identified exhibit
                       of the Registrant's Post-Effective
                       Amendment No. 1 to Registrant's Form
                       S-3 Registration Statement No. 33-33773
                       originally filed with the Commission
                       on September 2, 1994).

   4.6                 The Registrant's Dividend Reinvestment    Incorporated
                       Stock Purchase Plan Brochure              by Reference
                       (incorporated by reference to the
                       identified exhibit of the Registrant's
                       Post-Effective Amendment No. 1 to
                       Registrant's Form S-3 Registration
                       Statement No. 33-33773 originally
                       filed with the Commission on
                       September 2, 1994).

   5                   Opinion of Poyner & Spruill, L.L.P.       Filed
                                                                 herewith

   23.1                Consent of Poyner & Spruill, L.L.P.       Filed
                       (included in Exhibit 5).                  herewith

   23.2                Consent of KPMG Peat Marwick LLP.         Filed
                                                                 herewith

   24                  Power of Attorney from Certain            Filed
                       Directors and Officers of                 herewith
                       Registrant.